Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information presented below gives effect to the acquisition of Harmony Health Systems, Inc. (“Harmony”), an Illinois Corporation, by WCG Health Management, Inc, a subsidiary of WellCare Health Plans, Inc. (the “Company”). The unaudited pro forma combined financial information assumes the merger had occurred on March 31, 2004 for the purposes of the unaudited pro forma balance sheet, and as of January 1, 2003 for purposes of the unaudited pro forma combined income statements for the three months ended March 31, 2004 and the year ended December 31, 2003. The unaudited pro forma combined financial information includes the historical amounts of the Company and Harmony adjusted to reflect the effects of the Company’s acquisition of Harmony.

The Company has accounted for the acquisition using the purchase method of accounting. Therefore, the Company recorded the assets (including identifiable intangible assets) and liabilities of Harmony at their estimated fair value. The difference between the purchase price and the estimated fair value of the net assets and liabilities will result in goodwill. The valuation of the goodwill and intangible assets acquired as a result of the Harmony acquisition has not been finalized. The Company has estimated the amount of goodwill and intangible assets based on historical and industry-wide data.

The pro forma information, while helpful in illustrating the financial characteristics of the combined Company under one set of assumptions, should not be relied upon as being indicative of the results that would actually have been obtained if the merger had been in effect for the periods described below or the future results of the combined Company.

The pro forma information should be read in conjunction with the historical consolidated financial statements of the Company and the historical consolidated financial statements of Harmony.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(Dollars in Thousands)

	March 31, 2004
					WellCare Health
	WellCare Health	Harmony Health	Pro Forma		Plans, Inc. Pro
	Plans, Inc.	Systems, Inc.	Adjustments		Forma
Assets
Current Assets:
Cash and cash equivalents	$198,799	$28,446	$(10,291)	(A)	$216,954
Investments	38,930	—			38,930
Premiums and other receivables	16,723	9,978			26,701
Prepaid expenses and other current assets	4,398	1,247			5,645
Deferred income taxes	11,977	—			11,977

Total current assets	270,827	39,670	(10,291)		300,206
Property and equipment, net	4,752	1,009	(318	)(B)	5,443
Goodwill	158,725	—	25,655	(C)	184,380
Other intangibles, net	11,498	—	8,892	(C)	20,390
Restricted assets	26,239	509			26,748
Deferred income taxes	—	1,117			1,117
Deposits	299	64			363

	$472,340	$42,369	$23,938		$538,647

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical benefits payable	$148,403	$21,488			$169,891
Unearned premiums	52,033	102			52,135
Accounts payable and accrued expenses	25,155	2,080			27,235
Accrued preferred stock dividend payable	—	1,910	$(1,910	)(D)	—
Income taxes payable	3,875	728			4,603
Deferred income taxes	—	—			—
Current portion of notes payable related party	44,672	—			44,672
Current portion of long-term debt	—	—			—

Total current liabilities	274,138	26,307	(1,910)		298,535
Notes payable to related party	71,568	—			71,568
Long-term debt	16,202	—	40,000	(E)	56,202
Accrued interest	268	—			268
Deferred income taxes	4,255	—			4,255
Other liabilities	250	—			250

Total liabilities	366,681	26,307	38,090		431,078
Stockholders’ Equity:
Common stock, no par value	—	580	(580	)(F)	—
Less: treasury stock, at cost	—	—			—
Series A cumulative convertible preferred stock,
$.01 par value	—	2,932	(2,932	)(F)	—
Paid-in capital	71,642	1,043	867	(F)	73,552
Retained earnings	34,016	11,507	(11,507	)(F)	34,016
Accumulated other comprehensive income	1	—			1

Total stockholders’ equity	105,659	16,062	(14,152)		107,569

	$472,340	$42,369	$23,938		$538,647

See notes to the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(Dollars in thousands)

							WellCare
			Harmony				Health Plans,
	WellCare		Health		Pro Forma		Inc.
	Health Plans, Inc.		Systems, Inc.		Adjustments		Pro Forma
Revenues:
Premium	$301,250		$31,685				$332,935
Investment income	586		36		$(13	)(G)	609

Total revenues	301,836		31,721		(13)		333,544

Expenses:
Medical benefits	251,435		24,027				275,462
Selling, general and administrative	38,450		5,826		750	(H)	45,026
Interest	2,265		2		550	(I)	2,817

Total expenses	292,150		29,855		1,300		323,305

Income before income taxes	9,686		1,866		(1,313)		10,239
Income tax expense	3,864	(J)	726	(J)	(512	)(J)	4,078

Net income	$5,822		$1,140		$(801)		$6,161

Net Income Per Share:
Basic	$0.16						$0.17 (k)
Diluted	$0.15						$0.16 (k)
Number of Shares Outstanding:
Basic	37,069,090						37,069,090
Diluted	38,871,400						38,871,400

See notes to the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(Dollars in thousands)

	YEAR ENDED DECEMBER 31, 2003
					WellCare Health
	WellCare Health	Harmony Health	Pro Forma		Plans, Inc.
	Plans, Inc.	Systems, Inc.	Adjustments		Pro Forma
Revenues:
Premium	$1,042,852	$113,350			$1,156,202
Investment income	3,130	179	$(51	)(G)	3,257

Total revenues	1,045,982	113,529	(51)		1,159,459
Expenses:
Medical benefits	861,053	81,355			942,408
Selling, general and administrative	134,265	23,741	3,000	(H)	161,006
Interest	10,172	—	2,200	(I)	12,372

Total expenses	1,005,490	105,096	5,200		1,115,786

Income before income taxes	40,492	8,433	(5,251)		43,673
Income tax expense	16,955	3,096	(2,048	)(J)	18,003

Net income	$23,537	$5,336	$(3,203)		$25,670

Net Income Per Share:
Basic	$0.63				$0.69 (k)
Diluted	$0.61				$0.66 (k)
Number of Shares Outstanding:
Basic	37,069,090				37,069,090
Diluted	38,871,400				38,871,400

See notes to the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

(A)	Represents a cash distribution from the Company to the selling parties of Harmony for the amount of the purchase price in excess of the $40,000 borrowed.

(B)	Represents adjustments to property and equipment to reflect their estimated fair market value.

(C)	The total adjustment to goodwill and other intangible assets of $34,547 is a result of the excess of cost over the estimated fair market value of the net assets of Harmony (at a purchase price of $50,296, including certain acquisition costs). The Company has not yet finalized its fair value analysis; therefore, the allocation of the assets and liabilities is subject to adjustment. The calculation is estimated as follows:

Harmony purchase price	$50,296
Less fair value of Harmony’s assets as of March 31, 2004	15,749

Total estimated increase in goodwill and other intabgible assets	$34,547

(D)	Represents preferred stock dividends paid to equityholders of Harmony in conjunction with the change in control of ownership.

(E)	Represents $40,000 of the $160,000 senior secured term loan facility entered into by the Company in May 2004. This amount was designated to finance the acquisition of Harmony.

(F)	Represents elimination of Harmony’s Common Stock accounts, Series A cumulative convertible preferred stock, Paid in capital, and Retained earnings for combination purposes.

(G)	Represents the estimated loss of investment income earned on the $10,291 cash paid to Harmony’s equityholders of $13 and $51 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively.

(H)	Represents the amortization expense recorded related to management’s estimation of the identifiable intangible assets.

(I)	Represents interest expense for the $40,000 additional borrowing of $550 and $2,200 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively.

Interest is payable quarterly at a rate per annum based on the optional rates available to the Company. The Company has the option to select either (a) LIBOR plus a 4 percent margin or (b) the greater of (i) prime or (ii) the federal funds rate plus 0.50%, plus a margin of 3 percent. The Company has estimated the interest herein at 5.5% using a six month LIBOR rate estimated to be 1.5%. The term loan will mature in May 2009.

(J)	The income tax benefit related to all adjustments is projected at the Company’s effective tax rate of 39.0%. The income tax benefit is $512 and $2,048 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively.

(K)	The unaudited pro forma earnings per share is calculated using outstanding common stock and common stock options, as applicable, at the initial public offering plus common stock options issued contemporaneously with the offering, as applicable, and common stock sold in the initial public offering.